UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 21, 2023	(October 31, 2023)
Date of Report (Date of earliest event reported)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road	Delaware	Ohio	43015
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2023, Greif, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior Form 8-K”) with the Securities and Exchange Commission, reporting under Item 1.01 that, on October 31, 2023, Greif International Holding, B.V., a Dutch company and a subsidiary of the Company (“GIH”), had entered into a material definitive agreement, namely a Put Option Letter (the “Put Option Letter”), with the owners of the parent of Ipackchem Group SAS (“Ipackchem”) regarding GIH’s proposed acquisition of Ipackchem. Under the terms of the Put Option Letter, GIH had irrevocably and unconditionally agreed to acquire 100% of the securities issued by the parent of Ipackchem (the “Acquisition”) on the terms and conditions set forth in the form of the sale and purchase agreement attached to the Put Option Letter as Schedule 1 (the “SPA”), subject only to the receipt of a notice from Sellers setting forth their decision to sell 100% of the securities issued by the parent of Ipackchem to GIH in accordance with the terms and conditions of the SPA (the “Put Option”). The Sellers’ decision to exercise the Put Option was subject to the satisfaction of certain conditions precedent, as described in the Prior Form 8-K.

Since the filing of the Prior Form 8-K, the conditions precedent to Sellers’ decision to exercise the Put Option have been satisfied, and Sellers have given notice of their exercise of the Put Option. On November 17, 2023, GIH, Greif Packaging LLC, a Delaware limited liability company and a subsidiary of the Company (“Greif Packaging”), and Sellers entered into the SPA. Greif Packaging will acquire the business of Ipackchem located in the United States by acquiring the securities of Ipackchem’s US-subsidiary. All other business of Ipackchem will be acquired by GIH. The description of the SPA and the transactions contemplated thereby, including the Warranty Agreement (as defined in the Prior Form 8-K), contained in Item 1.01 of the Prior Form 8-K are incorporated herein by reference.

Investors should not rely on the representations, warranties and covenants in the Put Option Letter, the SPA or the Warranty Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of any of the companies being acquired in the Acquisition. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the foregoing, which subsequent information may or may not be fully reflected in the public disclosures of the Company.

The descriptions of the SPA and the transactions contemplated thereby contained in the Prior Form 8-K and in this Item 1.01 are not complete and are subject to, and are qualified in its entirety by, the full text of the SPA, which will be filed as an Exhibit with the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2023.

Cautions Concerning Forward-Looking Statements
This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Company’s plans to acquire Ipackchem and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These forward-looking statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results, trends or guidance and statements of outlook. All forward-looking statements are based on assumptions, expectations and other information currently available to management. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. These risks and uncertainties include: the ability to successfully complete the acquisition of Ipackchem on a timely basis, including the receipt of required regulatory approvals and Ipackchem’s disposition of certain immaterial assets; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the outcome of any legal proceedings that may be instituted against the parties and others related to the transaction or the acquisition of Ipackchem; the satisfaction of certain conditions to the completion of the transaction or the acquisition of Ipackchem, and if the acquisition of Ipackchem is completed, the ability to retain the customers and employees of the acquired business, the ability to successfully integrate the acquired business into the Company's operations, and the ability to achieve the expected synergies as well as accretion in margins, earnings or cash flow; competitive pressures in the Company’s various lines of business; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties with respect to tax or trade laws; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities. The Company is subject to additional risks and uncertainties described in its Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This Form 8-K reflects management's views as of November 21, 2023. Except to the extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: November 21, 2023	By	/s/ Gary R. Martz
Gary R. Martz Executive Vice President